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                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C.  20549




                                         FORM 8-K

                                      CURRENT REPORT


                              Pursuant to Section 13 or 15(d)
                          of the Securities Exchange Act of 1934


                                     February 6, 1995


                                    CAESARS WORLD, INC.
                          ---------------------------------------
                            (Exact Name of Issuer as Specified
                                      in its Charter)


           Florida                        1-5979                   59-0773674
- ---------------------------------  ------------------------      --------------
 (State or Other Jurisdiction      (Commission File Number)      (IRS Employer
of Incorporation or Organization)                                Identification
                                                                    Number)


   1801 Century Park East, Suite 2600 Los Angeles, CA                 90067
- --------------------------------------------------------         --------------
       (Address of Principal Executive Offices)                     (Zip Code)


                                      (310) 552-2711
                 ------------------------------------------------------
                   (Registrant's telephone number, including area code)

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Item 1.    Changes in Control of Registrant

     At midnight on January 24, 1995, the cash tender offer by ITT Florida Enterprises, Inc., a Florida corporation ("ITT Florida"), and a wholly owned subsidiary of ITT Corporation, a Delaware corporation ("ITT"), for all of the outstanding shares of common stock of the registrant expired and all shares validly tendered pursuant to the tender offer were accepted by ITT Florida for payment. According to Bankers Trust Company, the Depository, approximately 24,130,291 shares of common stock of the registrant representing 92.9% percent of the registrant's outstanding common stock on a fully diluted basis, were tendered. The cash tender offer price was $67.50 per share. ITT, as a result, announced its intention to consummate the proposed merger of ITT Florida into the registrant as soon as practicable without a vote of stockholders as permitted under Florida law.

     ITT Florida obtained all funds needed for the tender offer through a capital contribution from ITT. ITT's principal source of funds was its commercial paper program for which Goldman Sachs Money Markets, L. P. and Lehman Brothers Inc. acted as placement agents. Such commercial paper bears interest at market rates and have maturities not exceeding 270 days from the date of issuance.

     Certain arrangements with respect to the election of directors of the registrant are described in the registrant's Schedule 14D-9, filed with the Securities and Exchange Commission on December 23, 1994 under "The Merger Agreement - Board Representation", which description is hereby incorporated herein by reference. Pursuant to such arrangements, Messrs. Ball, Buchalter and Lee resigned from the Board of Directors effective at the close of business on January 25, 1995 and four designees of ITT, Messrs. Araskog, Bowman, Ward and Engen were elected to the Board. Effective on or about February 11, 1995, two additional designees of ITT, Messrs. Kapioltas and Weadock, will become members of said Board.



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                                        SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 8, 1995    CAESARS WORLD, INC.



                            By /s/  PHILIP L. BALL
                               ------------------------------
                               Philip L. Ball
                               Senior Vice President, General
                               Counsel and Secretary



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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.      Exhibit Name                            Page No.
- -----------      ------------                            --------

2.1              Agreement and Plan of Merger,
                 Dated as of December 19, 1994,
                 among ITT, ITT Florida and the
                 Registrant.

2.2              Option Agreement, dated as
                 of December 19, 1994, among ITT,
                 ITT Florida and the Registrant